Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Wuhan HOST Coating Materials Co., Ltd.

We have audited the accompanying consolidated balance sheet of Wuhan HOST Coating Materials Co., Ltd. (the “Company”) as of December 31, 2017, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ deficiency and cash flows for the year ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wuhan HOST Coating Materials Co., Ltd. as of December 31, 2017, and the results of their operations and their cash flow for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

June 19, 2018

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WUHAN HOST COATING MATERIALS CO., LTD

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$236,442	$202,486
Accounts receivable, net	195,717	216,852
Accounts receivable - related party	3,423	3,304
Notes receivable	97,886	43,033
Other receivables	6,635,676	10,012,955
Inventories	295,288	190,615
Prepayments	35,321	125,616
Total current assets	7,499,753	10,794,861

PLANT AND EQUIPMENT, NET	4,214,948	4,129,866

OTHER ASSETS
Intangible assets, net	745,816	724,314
Other receivables	4,777	4,611
Deferred tax assets	32,532	28,060
Total other assets	783,125	756,985

Total assets	$12,497,826	$15,681,712

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$230,961	$278,948
Other payables	7,485,223	10,791,357
Other payables - related parties	3,884,639	3,795,804
Customer deposits	851,325	801,678
Taxes payable	27,246	6,253
Total current liabilities	12,479,394	15,674,040

OTHER LIABILITIES
Third party loan	159,219	153,688
Total other liabilities	159,219	153,688

Total liabilities	12,638,613	15,827,728

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIENCY
Registered capital	750,075	750,075
Accumulated deficit	(935,771)	(946,124)
Accumulated other comprehensive income	44,909	50,033
Total shareholders’ Deficiency	(140,787)	(146,016)

Total liabilities and shareholders’ Deficiency	$12,497,826	$15,681,712

The accompanying notes are an integral part of these consolidated financial statements.

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WUHAN HOST COATING MATERIALS CO., LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2018	2017	2017
	(Unaudited)	(Unaudited)

REVENUES	$577,491	$519,442	$2,528,970

COST OF REVENUES	392,066	449,706	2,109,643

GROSS PROFIT	185,425	69,736	419,327

OPERATING EXPENSES:
Selling expenses	35,873	9,476	50,929
General and administrative expenses	137,686	68,823	385,565
TOTAL OPERATING EXPENSES	173,559	78,299	436,494

INCOME (LOSS) FROM OPERATIONS	11,866	(8,563)	(17,167)

OTHER INCOME
Interest income, net	95	118	326
Other income, net	219	4,936	24,387
Total other income, net	314	5,054	24,713

INCOME (LOSS) BEFORE INCOME TAXES	12,180	(3,509)	7,546

PROVISION (BENEFIT) FOR INCOME TAXES
Current	5,247	-	3,366
Deferred	(3,420)	(773)	(6,227)
Total provision (benefit) for income taxes	1,827	(773)	(2,861)

NET INCOME (LOSS)	10,353	(2,736)	10,407

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(5,124)	(1,117)	(9,501)

COMPREHENSIVE INCOME (LOSS)	$5,229	$(3,853)	$906

The accompanying notes are an integral part of these consolidated financial statements.

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WUHAN HOST COATING MATERIALS CO., LTD

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

		Retained earnings (accumulated deficit)		Accumulated other
	Registered	Statutory		comprehensive
	capital	reserves	Unrestricted	income	Total
BALANCE, December 31, 2016	$750,075	$-	$(956,531)	$59,534	$(146,922)
Net income	-	-	10,407	-	10,407
Foreign currency translation loss	-	-	-	(9,501)	(9,501)
BALANCE, December 31, 2017	750,075	-	(946,124)	50,033	(146,016)
Net income	-	-	10,353	-	10,353
Foreign currency translation loss	-	-	-	(5,124)	(5,124)
BALANCE, March 31, 2018 (Unaudited)	$750,075	$-	$(935,771)	$44,909	$(140,787)

The accompanying notes are an integral part of these consolidated financial statements.

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WUHAN HOST COATING MATERIALS CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2018	2017	2017
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,353	$(2,736)	$10,407
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	75,408	69,336	282,962
Provision for doubtful accounts	24,824	-	42,489
Deferred tax benefit	(3,420)	(773)	(6,227)
Change in operating assets and liabilities
Notes receivable	(52,655)	55,747	57,036
Accounts receivable	3,762	(143,191)	(199,000)
Accounts receivable - related party	-	63,893	67,584
Other receivables	(99)	1,452	(3,237)
Inventories	(96,620)	(22,364)	(136,773)
Prepayments	93,659	308,480	280,732
Accounts payable	(57,318)	78,420	(27,844)
Other payables	42,706	(341,185)	(487,613)
Customer deposits	20,544	129,502	259,173
Taxes payable	20,515	11,961	(2,234)
Net cash provided by operating activities	81,659	208,542	137,455

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	(8,133)	-	(2,340)
Net cash used in investing activities	(8,133)	-	(2,340)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of other payables - related parties, net	(47,183)	(24,680)	(236,521)
Other receivables	3,692,153	(2,322,784)	(9,637,921)
Other payables	(3,692,153)	2,322,784	9,637,921
Proceeds from third party loan	-	-	148,010
Net cash used in financing activities	(47,183)	(24,680)	(88,511)

EFFECT OF EXCHANGE RATE ON CASH	7,613	979	11,506

INCREASE IN CASH	33,956	184,841	58,110

CASH, beginning of period	202,486	144,376	144,376

CASH, end of period	$236,442	$329,217	$202,486

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$3,117	$-	$3,366
Cash paid for interest	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Wuhan Host Coating Materials Co., Ltd. (“Wuhan Host” or the “Company”) was incorporated on October 27, 2010 under the laws of People’s Republic of China (the “PRC” or “China”). On December 11, 2014, Wuhan Host established an 80% owned subsidiary, Shanghai Host Coating Materials Co., Ltd. (“Shanghai Host”), with registered capital of USD 3,184,371 (RMB 20,000,000), to be fully funded by November 2024. Shanghai Host has not started any operations and no capital contribution has been made as of March 31, 2018.

Wuhan Host is in the business of research, development, production and sale of coating materials. The Company’s headquarter is in the City of Ezhou, in Hubei Province of China.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements of the Company include the accounts of Wuhan Host and its wholly owned subsidiary. All intercompany transactions and balances are eliminated upon consolidation.

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

Due to recurring losses, the Company’s net working deficit was approximately $1.1 million (excluding other payable – related parties of approximately $3.9 million) as of March 31, 2018. As the Company has recently secured additional sales orders, the Company’s management is of the opinion that it will have sufficient funds to meet the Company’s working capital requirements as they become due from the date of this report. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for the Company’s products, economic conditions, competitive pricing in the construction materials industry, or the Company’s operating results continuing to deteriorate. On May 1, 2018, TMSR Holding Limited, a U.S. publicly listed company has acquired a 100% equity interest in the Company. If the Company is unable to meet its current obligation as they become due, the Company’s parent Company, TMSR Holding Company Limited will provide financial support to the Company.

Based on the above considerations, the Company’s management is of the opinion that it has sufficient funds to meet the Company’s working capital requirements as they become due twelve months from the date of this report.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of intangible assets and plant and equipment, impairment of long-lived assets, collectability of receivables, inventory valuation allowance, and realization of deferred tax assets. Actual results could differ from these estimates.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive income amounted to $44,909 and $50,033 as of March 31, 2018 and December 31, 2017, respectively. The balance sheet amounts, with the exception of shareholders’ equity at March 31, 2018 and December 31, 2017 were translated at 6.28 RMB and 6.51 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the three months ended March 31, 2018 and 2017 were 6.36 RMB and 6.89 RMB, respectively. The average translation rates applied to statement of income accounts for the year ended December 31, 2017 was 6.76 RMB. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Accounts receivable

Accounts receivable include trade accounts due from customers. In establishing the required allowance for doubtful accounts, management considers historical experience, aging of the receivables, the economic environment, trends in the construction materials industry and the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Notes receivable

Notes receivable represents commercial notes due from various customers where the customers’ banks have guaranteed the payment. The notes are non-interest bearing and normally paid within three to six months. The Company has the ability to submit requests for payment to the customer’s bank earlier than the scheduled payment date, but will incur an interest charge and a processing fee.

Other receivables

Other receivables primarily include prepayments to be refunded by our service providers, including shipping companies and internet provider, if the providers do not meet the Company’s specification needs. Other receivables also include other deposits and reimbursement from a third party as the Company purchased goods from TMSR on the third party’s behalf. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off against allowances after exhaustive efforts at collection are made. As of March 31, 2018 and December 31, 2017, no allowance for doubtful accounts was recorded.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventories

Inventories are comprised of raw materials and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory when the carrying value exceeds net realizable value. As of March 31, 2018 and December 31, 2017, the Company determined that no reserves for obsolescence were necessary.

Prepayments

Prepayments are funds deposited or advanced to outside vendors for future inventory or services purchases. As a standard practice in China, many of the Company’s vendors require a certain amount to be deposited with them as a guarantee that the Company will complete its purchases on a timely basis. This amount is refundable and bears no interest. The Company has legally binding contracts with its vendors, which require any outstanding prepayments to be returned to the Company when the contract ends.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method after consideration of the estimated useful lives of the assets and estimated residual value. The estimated useful lives and residual value are as follows:

	Useful Life	Estimated Residual Value
Buildings	20 years	0-5%
Production equipment	3-10 years	0-5%
Electronic devices	3-10 years	0-5%

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets

Intangible assets represent land use rights and a software system, and are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land use rights.” The Company has obtained the rights to use various parcels of land for 50 years. The Company has also obtained the right to use a SAP B1 Cloud system for 5 years from Wuhan Red Phoenix Cloud Computing Base Management Co. Ltd. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Other payables

Other payables primarily include payables due to our service providers, including auto repairs, construction companies, shipping companies and business consulting service providers. Other payables also include payment to TMSR as the Company purchased goods from TMSR on a third party’s behalf.

Impairment for long-lived assets

Long-lived assets, including plant and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2018 and December 31, 2017, no impairment of long-lived assets was recognized.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of cash, notes receivable, accounts receivable, other receivables, prepayments, accounts payable and other payables, customer deposits and taxes payable to approximate their fair values because of their short term nature.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Long-term third party loan in the consolidated balance sheets at carrying value, which approximates fair value as the lender is a friend of the Company’s CEO and is willing to lend the money to the Company at zero interest rate.

Customer deposits

Customer deposits represent amounts advanced by customers on product orders. Generally, the Company requires 95% to 100% advanced deposits from the customers upon signing of the sales contracts. A few customers with good credit history are not required to make any deposit. Customer deposits are reduced when the related sale is recognized in accordance with the Company’s revenue recognition policy.

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018.  This did not result in an adjustment to retained earnings upon adoption of this new guidance as the Company’s revenue, other than warranty revenues, was recognized based on the amount of consideration we expect to receive in exchange for satisfying the performance obligations. However, the impact of the Company’s warranty revenue was not material as of the date of adoption, and as a result, did not result in an adjustment.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.  The Company’s revenue streams are primarily recognized at a point in time except for the warranty revenues where the warranty periods are recognized over the warranty period, usually is a period of twelve months.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition except its warranty revenues.

Prior to January 1, 2018, the Company recognized its revenue primarily when all of the following performance obligation are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customers with revenues being recognized upon delivery of products. Persuasive evidence of an arrangement is demonstrated via sales contract and invoice; and the sales price to the customer is fixed upon acceptance of the sales contract and there is no separate sales rebate, discount, or volume incentive. The Company recognizes revenue when title and ownership of the goods are transferred upon shipment to the customer by the Company and collectability of payment is reasonably assured. These revenues are recognized at a point in time.

Prior to January 1, 2018, the Company allowed certain customers to retain 5% of the contract price as retainage during the warranty period of 12 months to guarantee product quality. Retainage is considered as a payment term included as a part of the contract price, and was recognized as revenue upon the shipment of products. Due to nature of the retainage, the Company’s policy is to record revenue the full value of the contract without VAT, including any retainage, since the Company has experienced insignificant warranty claims historically. Due to the infrequent and insignificant amount of warranty claims, the ability to collect retainage was reasonably assured and was recognized at the time of shipment. On January 1, 2018, upon the adoption of ASU 2014-09 (ASC 606), revenues from product warranty are recognized over the warranty period of 12 months. For the three months ended March 31, 2018, less than 5% of our warranty revenue were recognized in our revenues.

Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of March 31, 2018, the Company’s PRC tax returns filed for 2015, 2016 and 2017 remain subject to examination by any applicable tax authorities.

Recently issued accounting pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the definition of a business. The amendments in this ASU is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Scope of Modification Accounting, which amends the scope of modification accounting for share-based payment arrangements and provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, this ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. Management plans to adopt this ASU during the year ending December 2019. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This Accounting Standards Update adds SEC paragraphs pursuant to an SEC Staff Announcement made at the July 20, 2017 Emerging Issues Task Force meeting. Management plans to adopt this ASU during the year ending December 2019. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

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WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2017, the FASB issued ASU 2017-14, Income Statement-Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606). This Accounting Standards Update supersedes various SEC paragraphs and amends an SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 116 and SEC Release No.33-10403. Management plans to adopt this ASU during the year ending December 2019. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows.

Note 3 – Accounts receivable

Accounts receivable consist of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Accounts receivable	$415,697	$404,933
Less: Allowance for doubtful accounts	(219,980)	(188,081)
Total accounts receivable, net	$195,717	$216,852

Movement of allowance for doubtful accounts is as follows:

	March 31, 2018	December 31, 2017
	(Unaudited)
Beginning balance	$188,081	$134,881
Addition	24,824	42,489
Write off	-	-
Exchange rate effect	7,075	10,711
Ending balance	$219,980	$188,081

12

WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Other receivables

Other receivables consist of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Prepaid expenses	$5,640	$5,347
Reimbursement from a third party*	6,630,036	10,007,608
Total other receivables	$6,635,676	$10,012,955

*	These balances represent reimbursement from a third party which the Company purchased construction materials from TMSR on behalf of the third party (See Note 5 – Payment to a third party).

Note 5 – Other payables

Other payables consist of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Accrued expenses	$1,221,390	$1,137,231
Payment to a third party*	6,263,833	9,654,126
Total other payables	$7,485,223	$10,791,357

*	These balances represent payment to TMSR which the Company purchased construction materials from TMSR on behalf of a third party (See Note 4 – Reimbursement from a third party).

Note 6 – Plant and equipment, net

Plant and equipment consist of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Building	$3,798,752	$3,666,794
Production equipment	14,418	13,917
Electronic devices	1,045,732	1,001,459
Subtotal	4,858,902	4,682,170
Less: accumulated depreciation	(643,954)	(552,304)
Total	$4,214,948	$4,129,866

Depreciation expense for the three months ended March 31, 2018 and 2017 amounted to $70,899 and $65,174, respectively.

Depreciation expense for the year ended December 31, 2017 amounted to $265,990.

13

WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Intangible assets, net

Intangible assets consist of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Land use rights	$855,718	$825,993
Software	5,716	5,517
Less: accumulated amortization	(115,618)	(107,196)
Net intangible assets	$745,816	$724,314

Amortization expense for the three months ended March 31, 2018 and 2017 amounted to $4,509 and $4,162, respectively.

Amortization expense for the year ended December 31, 2017 amounted to $16,972.

The estimated amortization is as follows:

Twelve months ending March 31,	Estimated amortization expense

2019	$18,035
2020	18,035
2021	17,219
2022	16,906
2023	16,906
Thereafter	658,715
Total	$745,816

Note 8 – Related party balances and transactions

Related party balances

a.	Accounts receivable – related party:

Name of related party	Relationship	March 31, 2018	December 31, 2017
		(Unaudited)
Beizuode Modern (Wuhan) New Materials Co., Ltd.	Under common control of CEO, Wuhan Modern Industry Technology Research Institution owns 30.0% of total shares	$3,423	$3,304

The balances were from sales to Wuhan Modern which amounted to $72,001 during the year ended December 31, 2016. No related party sales were made in the three months ended March 31, 2018 and 2017 or during the year ended December 31, 2017.

b.	Other payables – related parties:

Name of related party	Relationship	March 31, 2018	December 31, 2017
		(Unaudited)
Long Liao	CEO	$79,609	$76,844
Chunyong Zheng	Wife of CEO	2,785,767	2,688,997
Wuhan Modern Industry Technology Research Institution	Under common control of CEO, CEO owns 47.2% of total shares	1,019,263	1,029,963
		$3,884,639	$3,795,804

The above represents interest free loans and advances by the executive officers and the related company to the Company. These loans and advances are unsecured and due on demand.

14

WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Debt

Third party loan

In August 2017, the Company obtained an unsecured loan from an unrelated third party (a friend of the CEO of the Company) amounting to $159,219 (RMB 1,000,000) to be due on August 21, 2020 with no interest bearing.

Note 10 – Taxes

Income tax

The Company are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Under the Income Tax Laws of the PRC, companies are subject to income tax at a rate of 25%. However, Wuhan Host obtained the “high-tech enterprise” tax status in 2016, which reduced its statutory income tax rate to 15% from 2016 to 2019. Tax savings resulted from the reduced statutory income tax rate amounted to $3,498 and $0 for the three months ended March 31, 2018 and 2017, respectively. Tax savings resulted from the reduced statutory income tax rate amounted to $2,608 for the year ended December 31, 2017.

The following table reconciles China statutory rates to the Company’s effective tax rate:

	March 31, 2018	March 31, 2017	December 31, 2017
	(Unaudited)	(Unaudited)
PRC statutory rates	25.0%	25.0%	25.0%
Preferential tax rate reduction	(10.0%)	(10.0%)	(10.0%)
Effect of net operating loss utilization	-	-	25.0%
Effect of temporary differences (1)	0.0%	7.0%	(82.5%)
Effect of permanent difference	0.0%	0.0%	4.6%
Effective tax rate	15.0%	22.0%	(37.9%)

(1)	Temporary differences consisted of provision for doubtful accounts and the difference of depreciation and amortization expenses under PRC income tax reporting and U.S. GAAP.

Deferred tax assets

According to Chinese tax regulations, net operating losses can be carried forward to offset taxable income for the next five years. As of December 31, 2016, the Company had accumulated net operating losses of approximately $13,000 and utilized the whole amount to offset its taxable income in 2017. The Company has utilized all of its net operating losses in 2017.

Provision for doubtful accounts must be approved by the Chinese tax authority prior to being deducted as an expense item on the tax return.

Significant components of deferred tax assets were as follows:

	March 31, 2018	December 31, 2017
	(Unaudited)
Allowance for doubtful accounts	$34,582	$29,072
Depreciation and amortization difference	(2,050)	(1,012)
Deferred tax assets, net	$32,532	$28,060

15

WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with PRC laws. The value added tax (“VAT”) standard rates are 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

Taxes payable consisted of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
VAT taxes payable	$7,285	$5,608
Income taxes payable	2,156	-
Other taxes payable	17,805	645
Totals	$27,246	$6,253

Note 11 – Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, notes and accounts receivable. As of March 31, 2018 and December 31, 2017, $194,827 and $155,057 were deposited with various financial institutions located in the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Customer and vendor concentration risk

For the three months ended March 31, 2018, no customer accounted for more than 10% of the Company’s revenues. For the three months ended March 31, 2017, two customers accounted for 22.9% and 12.7% of the Company’s revenues. For the year ended December 31, 2017, two customers accounted for 11.8% and 11.1% of the Company’s revenues.

As of March 31, 2018, three customers accounted for 22.7%, 21.7% and 19.1% of the Company’s accounts receivable. As of December 31, 2017, three customers accounted for 22.5%, 21.5% and 18.6% of the Company’s accounts receivable.

For the three months ended March 31, 2018, two suppliers accounted for 32.3% and 15.1% of the Company’s total purchases. For the three months ended March 31, 2017, two suppliers accounted for 53.2% and 16.1% of the Company’s total purchases. For the year ended December 31, 2017, two suppliers accounted for 24.5% and 10.7% of the Company’s total purchases.

As of March 31, 2018, three suppliers accounted for 45.1%, 20.7% and 10.9% of the Company’s prepayments; and two suppliers accounted for 37.8% and 26.2% of the Company’s total accounts payable.

As of December 31, 2017, three suppliers accounted for 73.2%, 11.3% and 10.9% of the Company’s prepayments; and three suppliers accounted for 32.1%, 20.9% and 15.7% of the Company’s total accounts payable.

16

WUHAN HOST COATING MATERIALS CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Equity

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by Wuhan Host and Shanghai Host only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Wuhan Host and Shanghai Host.

Wuhan Host are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Wuhan Host and Shanghai Host may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As of March 31, 2018 and December 31, 2017, Wuhan Host did not attribute any of retained earnings for their statutory reserves.

Note 13 – Commitments and contingencies

Contingencies

The Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Note 14 – Subsequent events

On April 11, 2018, TMSR Holding Company Limited (“TSMR”), Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Shengrong WFOE”) and Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Hubei Shengrong”), both of which are TSMR’s indirectly owned subsidiaries (collectively “Purchasers”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, and Hubei Zhonggong Materials Group Co., Ltd. (collectively “Sellers” ) and Wuhan Host. Pursuant to the Purchase Agreement, the Purchasers acquired all of the outstanding equity interests of Wuhan Host (the “Acquisition”). In exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of $11.2 million (“Total Consideration”), of which $ 5.2 million or RMB equivalent shall be paid in cash (“Cash Consideration”) and $6.0 million shall be paid in shares of common stock (“Common Stock”), par value $0.0001, of TMSR (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 646,552 shares of common stock which is based on the closing price of US$9.28 on March 27, 2018. The Share Consideration shall be issued in three equal installments, which shall be subject to a lock-up of 12, 24 and 36 months, respectively. The Purchase Agreement contains representations, warranties and covenants customary for acquisitions of this type. The Acquisition closed on May 1, 2018.

The Company evaluated all events and transactions that occurred after March 31, 2018 up through the date the Company issued these consolidated financial statements on June 19, 2018.

17